EXHIBIT 99.1

28405 Van Dyke Avenue Warren, Michigan 48093 www.AssetAcceptance.com

Contact:
Noel R. Ryan III
Lambert, Edwards & Associates, Inc.
616-233-0500 / aacc@lambert-edwards.com
Asset Acceptance Capital Corp. Announces Preliminary
Third Quarter 2007 Results
Warren, Mich., October 25, 2007 — Asset Acceptance Capital Corp. (NASDAQ: AACC), a leading purchaser and collector of charged-off consumer debt, today announced preliminary results for the third quarter ended September 30, 2007.
Asset Acceptance reported that it would incur net impairments on its purchased receivables in the range of $13.0 to $15.0 million, or $0.27 to $0.31 per share net of taxes, in the third quarter of 2007 after a review of the Company’s models for projecting future collections on its purchased receivables portfolios. The net impairments will reduce purchased receivable revenues by $13.0 to $15.0 million, but do not require the future outlay of any cash. The Company expects more than 95 percent of the impairments to come from portfolios acquired in the third quarter of 2005 or earlier. Additionally, the Company announced that as a result of the review of its cash collection projection models, it will be extending the lives on many portfolios acquired in 2004 and later up to 84 months. The impairments follow the Company’s review and revision of its estimates of future collections on (i) portfolios acquired in 2004 with significant remaining carrying values and (ii) all non-medical portfolios acquired in 2005 and 2006, which the Company believes will result in less volatility in purchased receivable revenues in future periods.
The Company also expects a $6.8 million increase in collections expense for the quarter compared to the third quarter 2006, primarily attributable to an increase of $3.7 million in legal costs (excluding contingent forwarding fees), an increase of $2.1 million in contingent forwarding fees paid for agency and legal outsourced collections and an increase of $0.6 million in telecommunications expenses.
The Company indicated that interest expense in the quarter would be $3.4 million reflecting the first full quarter of interest expense recognized after the recapitalization of the Company in the second quarter of 2007.
As a consequence of the impairments on purchased receivables, increased collections and interest expenses, the Company expects to record a net loss in the range of $0.01 to $0.05 per fully diluted share in the quarter, compared to net income of $0.29 per fully diluted share in the third quarter of 2006.
Cash collections increased 12.2 percent to $90.7 million in the third quarter of 2007, compared to cash collections of $80.9 million in the third quarter of 2006. Third quarter purchasing remained strong, on pace with the first two quarters of 2007, as the Company invested $35.3 million to purchase charged-off consumer debt portfolios with a face value of $1.9 billion, or 1.90% of face value, versus prior-year third quarter purchases of $27.1 million invested in charged-off consumer debt portfolios with a face value of $0.8 billion, or 3.54% of face value. The Company said all of its purchase data is adjusted for buybacks.
Brad Bradley, Chairman, President and CEO, commented, “Although we are not pleased with impairments of this magnitude related to the revision of our estimates of collections on our portfolios and review of our modeling, we believe this action will reduce the likelihood of significant ongoing impairments, resulting in less volatility in our revenue recognition.”
Increased legal collection expenses are a direct result of the Company’s expanded and accelerated legal collection strategy, which is designed to increase returns on select portfolios by utilizing the legal channel sooner on higher value portfolios acquired by the Company. In the legal collection process there is a lag between the up front expense of court filing fees and related expenses and the collections on the associated lawsuits.
Mr. Bradley added “We view these increased legal collection expenses as a prudent investment in future cash flows and enhanced yields. While this strategy increases legal expenses as a percentage of our collections in the short term, we expect it to increase cash collections over the long term as we collect on the legal accounts. Although accounting-related impairments have masked the health of our business in recent periods, we believe that the underlying strength of our business is evidenced by the quarter’s growth in cash collections and debt purchasing.”
Earnings Announcement and Conference Calls

Asset Acceptance Capital Corp. will hold a conference call at 5:30 p.m. Eastern Time today to discuss preliminary results for the third quarter 2007. To listen to a live Web cast of the call, please go to the investor section of the Company’s web site at www.AssetAcceptance.com. A replay of the Web cast will be available until October 25, 2008.
Asset Acceptance Capital Corp. expects to release results for its third quarter ended September 30, 2007 on Tuesday, November 6, 2007. The Company will also hold a conference call on Tuesday, November 6, 2007 at 10:00 a.m. to discuss third quarter results. To listen, please go to the investor section of the Company’s website at www.AssetAcceptance.com. A replay of this Web cast will be available until November 6, 2008.
Participation in the question-and-answer sessions of both calls will be limited to institutional investors and analysts.
About Asset Acceptance Capital Corp.

For more than 40 years, Asset Acceptance has provided credit originators, such as credit card issuers, consumer finance companies, retail merchants, utilities and others an efficient alternative in recovering defaulted consumer debt. For more information, please visit www.AssetAcceptance.com.

Asset Acceptance Capital Corp. Safe Harbor Statement

This press release contains certain statements, including the Company’s plans and expectations regarding its operating strategies, charged-off receivables and costs, which are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s views, expectations and beliefs at the time such statements were made with respect to such matters, as well as the Company’s future plans, objectives, events, portfolio purchases and pricing, collections and financial results such as revenues, expenses, income, earnings per share, capital expenditures, operating margins, financial position, expected results of operations and other financial items. The estimated amounts of impairment charges constitute forward-looking statements. The actual amount of the impairment charges may differ from what has been estimated. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that make the timing, extent, likelihood and degree of occurrence of these matters difficult to predict. Words such as “believes,” “estimates,” “expects,” “intends,” “should,” “could,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and outcomes to differ materially from those described in the forward-looking statements. There is a risk that as the Company completes its review and determination of the estimates, values and assumptions underlying the calculation of the amount of the net impairment charges and its preparation of the financial statements as of and for the periods ending September 30, 2007, it may determine that an additional impairment charge is necessary. Risk Factors include, among others: ability to purchase charged-off consumer receivables at appropriate prices, ability to continue to acquire charged-off receivables in sufficient amounts to operate efficiently and profitably, employee turnover, ability to compete in the marketplace, acquiring charged-off receivables in industries that the Company has little or no experience, integration and operations of newly acquired businesses, and the ability to achieve anticipated cost savings from office closings without the disruption of collections associated with the closing of these offices. These Risk Factors also include, among others, the Risk Factors discussed under “Item 1A Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K and other SEC filings, in each case under a section titled “Risk Factors” or similar headings and those discussions regarding risk factors as well as the discussion of forward-looking statements in such sections are incorporated herein by reference. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company expressly disclaims any obligation to update, amend or clarify forward-looking statements.